                                                                   Exhibit 10(c)

                            SECOND AMENDMENT TO THE
                          BANK OF BOSTON CORPORATION
                             AND ITS SUBSIDIARIES
                   PERFORMANCE RECOGNITION OPPORTUNITY PLAN

The Bank of Boston Corporation and its Subsidiaries Performance Recognition Opportunity Plan (the "Plan") is hereby amended, effective as of June 23, 1994 unless otherwise noted, as follows:

1.  Section 2 is amended by appending the following to the end thereof:

     2.17  Beneficial Owner has the meaning defined in Rule 13d-3 under the
           ----------------
     Securities Exchange Act of 1934, or any similar successor provision.


     2.18  Change in Control means the occurrence of any of the following
           -----------------
     events:

                    (1) There is an acquisition of control of the Corporation as defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, or any similar successor provision, as in effect at the time of the acquisition; or

                    (2) Continuing Directors constitute two-thirds (2/3) or less of the membership of the Board of Directors, whether as the result of a merger, consolidation, sale of assets or other reorganization, a proxy contest, or for any other reason or reasons; or

                    (3) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding voting securities; or

                    (4) There is a change in control of the Corporation of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Securities Exchange Act of 1934, as in effect at the time of the change, whether or not the Corporation is then subject to such reporting requirement, including without limitation a merger or consolidation of the Corporation with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) forty-five percent (45%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of the Corporation or such surviving or parent entity outstanding immediately after such merger or consolidation and which would result in Continuing Directors immediately prior to such merger or consolidation constituting more than two-thirds (2/3) of the membership of the Board of Directors or the board of such surviving or parent entity immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquired twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities; or

                    (5) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets (or any transaction having a similar effect).


               2.19  Continuing Director means any director (i) who has
                     -------------------
     continuously been a member of the Board of Directors since not later than the date of this Amendment or (ii) who is a successor of a director described in clause (i), if such successor (and any intervening successor) shall have been recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

               2.20  Person has the meaning given in Section 3(a)(9) of the
                     ------
     Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to a registered offering of such securities in accordance with an agreement with the Corporation, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

2.  Section 6 is amended by appending the following to the end thereof:

               6.4 Awards Upon a Change in Control.
                   -------------------------------

          Notwithstanding Section 6.3.4 or any other provision of the Plan, within 30 days following a Change in Control, the Corporation, or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, shall pay to each employee who was, immediately prior to such Change in Control, an Eligible Employee, a lump sum amount, in cash, equal to the sum of:

          (a) any unpaid incentive compensation, awards or bonuses awarded to the Eligible Employee in accordance with the Corporation's then current award determination process under the Plan, with respect to the completed Performance Year preceding such Change in Control; and

          (b) a pro rata portion to the date of such Change in Control of the aggregate value of any any unpaid incentive compensation, awards or bonuses allocated to, or projected for, the Eligible Employee in accordance with the Corporation's then current award determination process under the Plan, with respect to the Performance Year in which such Change in Control occurs.

3.  Section 7.1 is amended by adding the following to the end thereof:

     Notwithstanding the foregoing, no such amendment, modification, suspension or termination made after a Change in Control shall adversely affect, with respect to such Change in Control, the amounts payable as set forth in
     Section 6.4 or any other obligations, under the Plan, of the Corporation or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation.

                        Amendment To The Bank of Boston
                        and Its Subsidiaries Performance
                         Recognition Opportunity  Plan



     The Bank of Boston and Its Subsidiaries Performance Recognition Opportunity Plan is hereby amended effective January 27, 1994 as follows:

     1) Section 6.3.2 of the Plan is hereby amended in its entirety as follows:

          "6.3.2 Approval of Awards.  After all the steps contemplated in 6.3.1
                 -------------------
have been completed, the Office of the Chairman shall approve the schedule of Eligible Employees receiving awards and the amount of awards for each, except that (i) the Committee shall approve the amount of the awards, if any, for those senior executives of the Participating Subsidiaries so designated by it from time to time, and (ii) the Committee shall recommend to the Board of Directors for approval the amount of the awards, if any, for each of the Chairman of the Board of Directors, the President and any Vice Chairman of the Board of Directors or such other officer or officers as the Committee may recommend and that the Board does so approve. Awards may be approved by the Office of the Chairman, the Committee and the Board of Directors for up to as many as all or as few as none of the persons listed on the schedule of Eligible Employees and awards shall be in such amounts as the Office of the Chairman, the Committee and the Board of Directors, respectively, approves."

     2) Any and all references in the Plan to "Office of the CEO" shall be changed to Office of the Chairman.

                           BANK OF BOSTON CORPORATION
                              AND ITS SUBSIDIARIES

                    PERFORMANCE RECOGNITION OPPORTUNITY PLAN

              (as amended and restated effective January 1, 1991)


1. Purpose.  The purpose of the Bank of Boston Corporation and its Subsidiaries
   -------
Performance Recognition Opportunity Plan (the "Plan") described herein is to establish a corporate-wide umbrella incentive/bonus plan for all non-base salary compensation plans and awards and to reward selected exempt-level employees of Bank of Boston Corporation (the "Corporation") and Participating Subsidiaries for job performance during the year.

2. Definitions.  Except where the context otherwise indicates, as used herein:
   -----------

   2.1.  Base Salary means the annualized rate of an Eligible Employee's salary
         -----------
on December 31 of a Performance Year including any amounts that would have been received by the Eligible Employee during the Performance Year but for (a) an election under Section 401(k) or Section 125 of the Internal Revenue Code of 1986, as amended, or (b) a deferral election under a nonqualified plan of deferred compensation maintained by the Corporation or one of its subsidiaries, but excluding any awards made under the Plan and any other awards, rights or benefits made under any qualified or non-qualified benefit or incentive plans or arrangements; except that in the case of an Eligible Employee who has died, retired or become totally and permanently disabled Base Salary shall mean such annualized rate at the time of his or her death or retirement.

   2.2.  BKB means The First National Bank of Boston, a national banking
         ---
association.

   2.3.  Board of Directors means the Board of Directors of the Corporation.
         ------------------

   2.4.  Office of the CEO shall mean the Chairman and President of the
         -----------------
Corporation; no other member of the Office of the CEO shall be considered a member of the Office of the CEO for purposes of this plan unless designated as such by the Chairman or the President.

   2.5.  Committee means the Compensation and Nominating Committee of the Board
         ---------
of Directors.

   2.6.  Comparable Banking Institutions are those companies designated on a
         -------------------------------
schedule captioned "Table of Comparable Banking Institutions" as adopted by the Committee as part of the Guidelines.

   2.7.  Eligible Employee means, for a Performance Year, for Category III plans
         -----------------
and awards, any exempt-level employee of the Corporation, BKB or any of the Participating Subsidiaries who is determined to be eligible under the Plan by the Office of the CEO with the approval of the Committee.

   2.8.  Guidelines means the General Guidelines for interpreting and
         ----------
administering the Plan as approved from time to time by the Board of Directors, or by the Committee as the case may be.

   2.9.  Human Resources means the Human Resources function of BKB.
         ---------------

   2.10.  Participating Subsidiary means a corporation or other entity in which
          ------------------------
the Corporation owns, directly or indirectly or has the power to vote or cause to be voted, stock or other ownership interests representing more than 50 percent of the total combined voting power and which has been approved for participation in the Plan by the Committee.

   2.11. Performance Year means a fiscal year of the Corporation while the Plan
         ----------------
is in effect.

   2.12.  Pool Allocation Formula means the criteria by which the Office of the
          -----------------------
CEO allocates amounts in the PRO Pool to the business or administrative groups of Participating Subsidiaries.

   2.13. PRO Pool means the pool established for a Performance Year pursuant to
         --------
(S)5.3.2

3. Administration.
   --------------

   3.1.  Authority to Interpret the Plan and Adopt Policy.  The Plan shall be
         ------------------------------------------------
administered by Human Resources. The Committee shall have the power to interpret the Plan and adopt and amend rules and regulations thereto. Interpretations of the Committee, including, but not limited to the severability of any and all of the provisions hereof shall be final, conclusive and binding on all Eligible Employees and any person claiming under or through any Eligible Employee.

   3.2.  Approvals by the Board of Directors.  Any matter under the Plan which
         -----------------------------------
requires adoption or approval by the Board of Directors shall generally be submitted to the Board of Directors after the approval of the Committee. Recommendations concerning any such matters shall generally be made to the Committee by the Office of the CEO.

4. Categories of Non-base Salary Compensation Plans and Awards.
   ------------------------------------------------------------

   4.1  Category I.  Includes hiring bonuses, instant awards, special short-term
        -----------
sales performance programs and contests and such other programs and awards deemed appropriate by Human Resources for inclusion in this Category.

   4.2  Category II.  Includes plans of only fee based businesses that either do
        -----------
not have a credit risk or have a credit risk of limited duration. For inclusion in this category, plans must establish increased performance and/or revenue targets by individual participant, must be reviewed prior to the beginning of a Performance Year to determine appropriateness in light of strategic plan goals, and must be reviewed quarterly against established goals prior to pay out.
These plans will be reviewed by Group and Corporate Center Executives and Human Resources prior to implementation and approved by the Office of the CEO.

   4.3  Category III.  Incentive/bonus plans funded by the PRO Pool and includes
        -------------
annual performance awards and any business unit plans with a credit component and/or tied to business unit profitability.

5. Funding Mechanisms for each Category.
   -------------------------------------

   5.1  Category I.  The plans under this Category will be funded by budgets
        ----------
proposed annually by Group and Corporate Center Executives, reviewed by Human Resources, and approved by the Office of the CEO.

   5.2  Category II.  The plans under this Category will be funded in an amount
        -----------
determined by Human Resources and approved by the Office of the CEO to reward individual participants for attaining pre-determined performance and/or revenue targets.

   5.3  Category III.  The plans and awards under this Category will be funded
        ------------
through the PRO Pool as determined in Sections 5.3.1 through 5.3.5.

         5.3.1.  Procedures Relating to Determination of the PRO Pool.  The
               ------------------------------------------------------
Committee shall adopt as part of the Guidelines:

         (a) the appropriate business targets and performance measures to be used to determine the PRO Pool for a Performance Year, and

         (b) the Table of Comparable Banking Institutions,

In general these items shall be adopted during or before the first quarter of the Performance Year and may be changed prospectively during the first quarter of a subsequent Performance Year upon adoption by the Committee.

         5.3.2.  Determination of the PRO Pool.  The PRO Pool available for a
                 -----------------------------
Performance Year shall equal the aggregate Base Salaries of all Eligible Employees multiplied by a percentage (the "Funding Percentage") determined by the Committee in its sole discretion, giving due regard to the acomplishment of the business targets and performance measures determined under 5.3.1(a). The Funding Percentage may be adjusted by the Committee in its discretion up to 25% based upon the Corporation's performance in relation to Comparable Banking Institutions on measures such as capital adequacy, asset and credit quality, market perception, and such other measures as the Committee deems appropriate. Generally, the Funding Percentage shall not be less than 4.9%.

         5.3.3.  Responsibilities of Finance.  As soon as practicable after the
                 ---------------------------
close of a Performance Year, the Finance Group of BKB will provide Human Resources with an assessment of the Corporation's performance relative to the business targets and performance measures determined under Section 5.3.1(a).
The Finance Group will also provide Human Resources with calculations of performance measures for the Corporation determined by Human Resources to be appropriate for the Performance Year as well as other pertinent financial information which may include information on capital adequacy, asset and credit quality and market perception for the latest fiscal year for each of the banking institutions listed on the Table of Comparable Bank Institutions in effect. Calculations and information with respect to Comparable Banking Institutions will be based upon published financial data of such Comparable Banking Institutions giving consideration to the appropriate treatment of unusual or non-recurring items of income or expense in making performance comparisons under the Plan.

         5.3.4.  Responsibilities of Human Resources, Office of the CEO and the
                 --------------------------------------------------------------
Committee.  After receiving the information and calculations referred to in
---------
5.3.3, Human Resources will compare the Corporation's performance relative to the achievement of the business targets and performance measures determined under Section 5.3.1(a), and taking into account the Corporation's performance relative to the Comparable Banking Institutions, will determine and recommend to the Office of the CEO the Funding Percentage and the amount of PRO Pool for the Performance Year. The Office of the CEO will present to the Committee for their approval the recommended calculation of the Funding Percentage and the amount of the PRO Pool, together with comparisons of the Corporation's performance relative to Comparable Banking Institutions and the Corporation's achievement of the business targets and performance measures under Section 5.3.1(a) for the Committee's review.

         5.3.5.  Allocation of the PRO Pool.
                 --------------------------

         The PRO Pool shall be allocated to the business and administrative groups of the Participating Subsidiaries pursuant to the Office of the CEO's Pool Allocation Formula. Amounts so allocated shall be used for the payment of any one or more types of bonus, incentive, commission or similar non-Base Salary compensaton made pursuant to plans established by the various group or divisions of each Participating Subsidiary.

6. Determination and Approval of Awards.
   ------------------------------------

   6.1  Category I.  The appropriate Group or Corporate Center Executive, or the
        ----------
officer or committee designated in the plan, shall determine and approve awards and payments made pursuant to plans under this Category.

   6.2  Category II.  The appropriate Group or Corporate Center Executive, or
        -----------
the officer or committee determined under the plan, shall determine and approve awards and payments made pursuant to plans under this Category.

   6.3  Category III  The determination and approval of awards under this
        ------------
Category shall be as set forth in Sections 6.3.1 through 6.3.5.

         6.3.1  Determination of Performance Awards.  During the first quarter
                ------------------------------------
of a Performance Year, the Office of the CEO and the Group and Corporate Center Executives will prepare a schedule indicating (i) the name of each Eligible Employee proposed for an award and (ii) his or her Performance Award for the previous Performance Year. In making a recommendation concerning whether a Performance Award for a Performance Year will be made to an Eligible Employee, and, if so, in determining the amount of such award, consideration shall be given to one or more of the following factors: (i) the level of responsibility of the Eligible Employee, (ii) the personal contribution to the Corporation and/or the Participating Subsidiary made by the Eligible Employee, (iii) the performance of the business group or unit in which the Eligible Employee works, and (iv) any minimum and average award guidelines established by Human Resources. In making such recommendations, the Office of the

CEO and the Group and Corporate Center Executives shall have discretion to recommend up to as much as all, and as little as none, of such allocated pool to any Eligible Employee.

         6.3.2   Approval of Awards.  After all the steps contemplated in 6.3.1
                 ------------------
have been completed, the Office of the CEO shall approve the schedule of Eligible Employees receiving awards and the amount of awards for each, except that (i) the Committee shall approve the amount of the awards, if any, for the top fifty officers of the Participating Subsidiaries, and (ii) the Committee shall recommend to the Board of Directors for approval the amount of award, if any, for each of the Chairman, President, and Vice Chairman or such other officer or officers as the Committee may recommend and that the Board does so approve. Awards may be approved by the Office of the CEO, the Committee and the Board of Directors for up to as many as all or as few as none of the persons listed on the schedule of Eligible Employees and awards shall be in such amounts as the Office of the CEO, the Committee and the Board of Directors, respectively, approves.

         6.3.3  Undistributed Amounts.  The aggregate awards approved in a
                ---------------------
Performance Year may be less than all of the available PRO Pool for a Performance Year. The undistributed amount in such pool shall be reallocated to the general funds of the Corporation.

         6.3.4  Announcement and Timing of Awards.  Awards shall be announced in
                ---------------------------------
writing in the year following the Performance Year to which the awards relate promptly after the amount of the awards have been approved by the Office of the CEO, the Committee or the Board of Directors, as the case may be. No Eligible Employee shall be entitled to any award under the Plan unless and until the date on which a written announcement of an award has been delivered to him or her or to his or her beneficiary.

         6.3.5.  Awards Available Under Special Circumstances.  Performance
                 --------------------------------------------
Awards may be made to an Eligible Employee (or his or her beneficiary in the event of his or her death during a Performance Period) if the employee is an Eligible Employee during a Performance Year and during that Performance Year: (i) dies or becomes totally and permanently disabled; (ii) retires, including a qualified early retirement, pursuant to the provisions of any pension or retirement plan of the Corporation, BKB or any of the other Subsidiaries in which he or she is a participant; (iii) is on a leave of absence from the Corporation, BKB or any of the other Subsidiaries, which leave is approved at any time by the Committee for purposes of the Plan; or (iv) terminates service, which termination is approved at any time by the Committee for purposes of the Plan. Under this provision, awards for the Performance Year may be made in such amounts as the Office of the CEO, the Committee or the Board of Directors, as the case may be, deems appropriate under the circumstances.

7. Modifications and Termination.
   -----------------------------

   7.1.  In General.  The Board of Directors may, generally upon the approval of
         ----------
the Committee and the recommendation of the Office of the CEO, or the Committee may, generally upon the recommendation of the Office of the CEO, amend, modify, suspend or terminate in whole or in part, and, if terminated, may reinstate, any or all of the provisions of the Plan from time to time or repeal the Plan entirely or direct the discontinuance of granting awards hereunder either temporarily or permanently.

   7.2.  Effect on Previously Granted Awards.  Amendment of the Plan shall have
         -----------------------------------
no effect on the terms and conditions of awards outstanding for which a Participant has received written notification for a Performance Year.

8. General Provisions.
   ------------------

   8.1.  Employment Rights.  Neither the qualification or designation of any
         -----------------
person as an Eligible Employee for a Performance Year nor the grant of an award hereunder to any person shall give such person any right to be retained in the employ of one or more of the Corporation, BKB or any of the other Subsidiaries or any rights with respect to any other Award Years.

   8.2.  Non-entitlement to an Award.  The fact that a person may generally be
         ---------------------------
eligible for an award shall not constitute entitlement to an award for any Performance Year.

   8.3.  Assignment, Pledge, etc. Prohibited.  Except to the extent otherwise
         -----------------------------------
specifically provided in the Plan, no payment of an award pursuant to the Plan, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, hypothecate, encumber or charge the same shall be void.

   8.4.  Other Plans Not Prohibited.  The Plan is not intended to and shall not
         --------------------------
preclude the establishment or operation by the Corporation, BKB or any of the other Subsidiaries, or the grant, award or payment by the Corporation, BKB, or any of the other Subsidiaries of any right, benefit or amount under, any thrift, savings, investment, stock purchase, stock option, profit sharing, pension, retirement, medical, life or other insurance, or other non-bonus benefit or incentive plan, arrangement or award for any employee or employees, whether or not such employee or employees are at the same time an Eligible Employee or Eligible Employees in the Plan. Any such plan, arrangement or award, other than the Plan, referred to in this section may be authorized and payments made thereunder independent of and in addition to the Plan.

   8.5.  Awards Not Considered Salary.  Unless any one or more of the plans
         ----------------------------
referred to in Section 8.4 provide to the contrary, the amounts of awards under the Plan shall not be included in calculations of salary for the purpose of determining retirement or pension benefits, insurance benefits or other benefit plan computations.

   8.6.  Governing Law.  The Plan and all actions taken hereunder shall be
         -------------
governed by the laws of the Commonwealth of Massachusetts.


RJK/1471